UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) May 8, 2018

FIRST COLUMBIA DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

101 1/2 Mary Street West, Whitby, ON Canada	L1N 2R4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(904) 430-6433

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 8, 2018, we appointed Andres Fernandez Acosta, Joseph Graham, Neil Kleinman and John Knapp as members of our board of directors.

Andres Fernandez Acosta – Director and Chairman

From August 2013 through today, Andres Fernandez Acosta has been the Real Estate Fund Manager - General Manager & Partner of Fundarias - Landscape Investment Management Company, Medellín, and responsible for the structuring of the real estate fund of the Fundarias. Founder and creator of Landscape S.A.S Investment Management Company. Restructuring of the real estate assets of Fundarias and its investment portfolio. Structuring of new real estate business in rural areas. Assets under management are currently approximately US$90 Million.

From October 2010 - July 2013, Andres Fernandez Acosta was the General Manager of Front Street Capital S.A.S, Bogota – Miami, and responsible for establishing the Local Office and the operation in Colombia for Front Street Capital, a multi-national investment management company with headquarters in Toronto and Barbados.

From February 2009 - August 2010, Andres Fernandez Acosta was the Minister of the Ministry of Agriculture and Rural Development, Bogotá, and as such the head of the agricultural portfolio in the country. Designing of agricultural, livestock and aquaculture policies for Colombia´s Government. Structuring of the land Management Policies for the country. Responsible for an employment force of over 10,000 people working directly for the Ministry of Agriculture and its assigned and attached entities. Responsible for the control and promotion of the agricultural legislative progress of the nation in congress.

From August 2008 - February 2009 Andres Fernandez Acosta was the General Manager of the Colombian Agricultural Institute ICA, Bogotá. Responsible for maintaining the Agricultural and Animal Health Status of the country. Responsible for the sanitary and phytosanitary policies of Colombia. Structuring of sanitary and phytosanitary protocols with other countries for the signing of new FTA´S (Free Trade Agreements).

From March 2005 - August 2008, Andres Fernandez Acosta was the Regional Counselor for the Ministry & Private Advisor to the Minister of the Ministry of Agriculture and Rural Development, Bogota. General coordinator of the Ministry regional programs. Direct link between the Ministry and the local authorities (mayors and governors). Coordinator of the community councils of Government in agricultural matters. Coordination and implementation of the National Fund for agricultural development.

From September 2004 - February 2005, Andres Fernandez Acosta was the Director for logistics of transport and clearance of the Capiro Group. Responsible for the improvement and systematization of internal transport logistics. Establishment of distribution between the centres of production processes. Manager of the improvement of safety systems among the company, cargo agencies and airlines. Prior to that, from January 2004 - September 2004 was the corporate head of Group Capiro, Miami in the United States. Responsible for the process of procurement (orders) to production centres.

Joseph Graham - Director

Mr. Graham is an attorney, admitted to the Bar in the States of New York and New Jersey. Mr. Graham has a diverse skill set as a result of his various jobs in the legal field.

In 2008 Mr. Graham worked in the U.S. EPA Office of Enforcement and Compliance Assurance, Air Enforcement Division. In 2009 he worked with the Community Health Law Project, a project that focused on ADA-compliant building. In 2010 Mr. Graham worked for the Honorable Michael J. Yavinsky in the New York City Criminal Court System.

From 2011 to 2012, Mr. Graham worked with Fred Alger Management where he received his training on SEC law and worked with general counsel of the mutual fund complex and was responsible for various regulatory filings with the SEC, reviewed all agreements, acted as a liaison with sales and marketing departments regarding their responsibilities under securities law, and provided guidance to portfolio managers and analysts regarding investment restrictions.

Mr. Graham has spent the last few years as a consultant in the NYC tri-state area construction industry. He consults on matters ranging from land development rights and zoning to OSHA compliance matters.

Mr. Graham graduated from Pace University School of Law in 2010 and received his Bachelor of Arts from Montclair State University, magna cum laude, in 2007.

Neil Kleinman - Director

Mr. Kleinman has a blended background of accounting, finance and sales. Exposure to people and businesses in many disciplines during career in Securities, Capital Markets and Information Technology.

He began his career in the Accounting Department of New Line Cinema in Beverly Hills, CA. Following a brief tax career, he served as a Registered Representative and Principal for boutique and wire house firms for 10 years before joining Bloomberg LP in 2001. Since that time, performed various roles in corporate finance, sales and leadership. Mr. Kleinman graduated from Pennsylvania State University with his BS in Accounting, 1991.

John Knapp - Director

A pioneer in the legal cannabis industry, John Knapp is the founder of Colorado-based Good Meds and Bosm Labs, both award-winning medicinal-grade cannabis businesses. Previously Mr. Knapp was an advisor to PharmaCielo, a Colombian based, internationally focused medicinal-grade cannabis extraction company.

Mr. Knapp founded Good Meds in October 2009, in which he continues to be involved and where he has proven that smart design can support higher yields from a smaller facility. Featured on the television news magazine “60 Minutes”, under Mr. Knapp’s direction the company evolved from a single-caregiver/wholesale operation to a thriving business with over 65 employees, designing and implementing seven commercial cultivation facilities in four years as well as a state of the art extraction processing and analysis laboratory. The cultivation methods Mr. Knapp developed are geared towards production efficiency. Good Meds currently operates 2 dispensaries and a 90,000-sf cultivation facility in the Denver Colorado cannabis market. In 2014 Good Meds’ cultivated Pure Power Plant was awarded first place in the best medical hybrid category at the Denver High Times Cannabis Cup.

Previously a Technical Consultant of Canada-founded and Colombia-based PharmaCielo Ltd., a cultivator and processor of cannabis into medicinal-grade extracts for export worldwide, Mr. Knapp assisted in the design of a state-of-the-art oil processing and cGMP facility that will be one of the largest cultivation and extraction projects in the world when completed in 2018. With Mr. Knapp’s advice, a strategy was developed utilizing Colombia’s natural environmental resources of rainwater and sunlight to produce cannabis in the most efficient and environmentally sustainable manner possible.

Mr. Knapp has also been the founder of Colorado-based GMC & Associates, a cannabis consulting firm, and Gro|Quip, a gardening equipment distributor. An entrepreneur and expert in the field of cannabis business, supply chain management and logistics Mr. Knapp was previously the Senior Marijuana Design Engineer for Quantum 9 Consulting and is a trained industrial engineer. He is and has consulted on over two dozen cannabis projects globally.

A trained engineer, Mr. Knapp worked at Mansfield Oil Company as a fuel logistics analyst after receiving a Bachelor of Science in Industrial Engineering at Western Michigan University where his research paper, “Analysis of Forecasted Capacity Utilization Through a Simulated Environment of an Outpatient Pharmacy,” was awarded first place at the Institute of Industrial Engineers Annual Regional Conference.

There is no understanding or arrangement between any of our officers or directors and any other person pursuant to which our officers or directors were selected or appointed to their respective positions. There are no family relationships among any of our directors, executive officers, or any persons nominated or chosen by us to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Colombia Development Corp.

/s/Christopher Hansen
Christopher Hansen
CEO, Principal Executive Officer

Date:      May 9, 2018